EXHIBIT 99.1

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Hallador Energy Company Announces Issuance of Unsecured Convertible Notes

TERRE HAUTE, Indiana – May 6, 2022 – Hallador Energy Company (NASDAQ: HNRG) (the "Company") announced today that on May 2, 2022, the Company issued senior unsecured convertible notes (the "Notes") to four related parties, Lubar Opportunities Fund I, of which Mr. David Lubar, a Company director, manages in his capacity as President and CEO of Lubar & Co. ($2.5 million of principal purchased), NextG Partners LLC, of which Mr. Steven R. Hardie, a Company director, is a member and manager ($1.0 million of principal purchased), Hallador Alternative Assets Fund, LLC, of which Mr. David C. Hardie, a Company director, manages in his capacity as Managing Member of Hallador Management, LLC ($1.0 million of principal purchased), and the Charles R. Wesley, IV Revocable Trust, of which Mr. Charles R. Wesley, IV is a Company director ($0.5 million of principal purchased), in the aggregate principal amount of $5,000,000. The funds received from the Notes will be used to provide additional working capital to the Company. The Notes will mature on December 29, 2028 and will accrue interest at 8% per annum, which interest will be payable on the date of the maturity.  See additional Note details below.

The culmination of supply constraints, input price increases, and lower productivity at our mines during Q1 2022 increased our coal division’s costs leading to positive, but lower than expected EBITDA in Q1. As a result, we believe we will exceed our Debt to EBITDA covenant under our current credit facility and we have formally requested our bank syndication increase our Debt to EBITDA covenant to above 3.0X.

We expect profitability to improve in Q3 and beyond with the pending acquisition, subject to financial and regulatory approvals, of the Merom Generation Station (Merom), whose economics have recently improved with higher energy and capacity prices.  Additionally, in January 2023, we will be in position to reprice two million tons of 2023 coal production at margins that are over $40/ton higher (at today’s prices).  We anticipate this combination of higher energy prices and coal prices to increase Hallador ‘s EBITDA to over $150 million in 2023.

Pursuant to the terms of the Notes, the holders of the Notes may convert the entire principal balance and all accrued and unpaid interest then outstanding during the period beginning June 1, 2022 and ending on May 31, 2027 into shares of the Company Common Stock (the "Conversion Shares") at a conversion price the greater of (i)$3.33 and (ii) the 30-day trailing volume-weighted average sales price for the Common Stock on the Nasdaq Capital Market ending on the and including the date on which this Note is converted. Each Conversion Share will consist of one share of our common stock. The conversion price and number of shares of the Company’s Common Stock issuable upon conversion of the May 2, 2022 Notes are subject to adjustment from time to time for any subdivision or consolidation of the Company’s shares and other standard dilutive events.

At any time on or after June 1, 2025, the Company may, at its option and upon 30 days written notice provided to the Holders, elect to redeem the Notes (in whole and not in part) and the Holders shall be obligated to surrender the Notes, at a redemption price equal to 100% of the outstanding Principal Balance, together with any accrued but unpaid interest thereon to the redemption date. After receipt of such redemption notice from the Company, the Holder may, at its option, elect to convert the Principal Balance and accrued interest into Conversion Shares by giving written notice of such election to the Company no later than 5 days prior to the date fixed for redemption.

The issuance of the May 2, 2022 Notes was and, upon conversion of the May 2, 2022 Notes, the issuances of any conversion shares issued thereunder will be, exempt from registration under Section 4(a)(2) and/or Rule 506(b) of Regulation D as promulgated by the Securities and Exchange Commission (“SEC”) under of the Securities Act of 1933, as amended (the “Securities Act”), as transactions by an issuer not involving any public offering.

The foregoing is a summary of the terms of the Notes.  For further description of the Notes, see our Form 8-K filed with the SEC on May 6, 2022, which includes copies as exhibits thereto.

Notice Regarding Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Statements that are not strictly historical statements constitute forward-looking statements and may often, but not always, be identified by the use of such words such as “expects,” “believes,” “intends,” “anticipates,” “plans,” “estimates,” “guidance,” “target,” “potential,” “possible,” or “probable” or statements that certain actions, events or results “may,” “will,” “should,” or “could” be taken, occur or be achieved. Forward-looking statements are based on current expectations and assumptions and analyses made by Hallador Energy Company and its management in light of experience and perception of historical trends, current conditions and expected future developments, as well as other factors appropriate under the circumstances that involve various risks and uncertainties that could cause actual results to differ materially from those reflected in the statements. These risks include, but are not limited to, those set forth in Hallador's annual report on Form 10-K for the year ended December 31, 2021 and other Securities and Exchange Commission filings. Hallador undertakes no obligation to revise or update publicly any forward-looking statements except as required by law.